Exhibit 4.1

THE MACERICH COMPANY

and

COMPUTERSHARE TRUST COMPANY, N.A.

(Rights Agent)

Rights Agreement

Dated as of March 17, 2015

TABLE OF CONTENTS

			Page

Section	1.	Definitions	1

Section	2.	Appointment of Rights Agent	8

Section	3.	Issue of Right Certificates	9

Section	4.	Form of Right Certificates	11

Section	5.	Countersignature and Registration	11

Section	6.	Transfer, Split-up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates	12

Section	7.	Exercise of Rights; Purchase Price; Expiration Date of Rights	13

Section	8.	Cancellation and Destruction of Right Certificates	14

Section	9.	Status and Availability of Preferred Shares	14

Section	10.	Preferred Shares Record Date	15

Section	11.	Adjustment of Purchase Price, Number of Shares or Number of Rights	15

Section	12.	Certificate of Adjustment	21

Section	13.	Consolidation, Merger, Sale or Transfer of Assets or Earning Power	22

Section	14.	Fractional Rights and Fractional Shares	23

Section	15.	Rights of Action	24

Section	16.	Agreement of Right Holders	24

Section	17.	Right Holder Not Deemed a Stockholder	25

Section	18.	Concerning the Rights Agent	25

Section	19.	Merger or Consolidation or Change of Name of Rights Agent	26

Section	20.	Duties of Rights Agent	26

Section	21.	Change of Rights Agent	28

Section	22.	Issuance of New Right Certificates	29

Section	23.	Redemption	30

Section	24.	Exchange	30

Section	25.	Notice of Certain Events	32

Section	26.	Notices	33

Section	27.	Supplements and Amendments	33

Section	28.	Successors	34

Section	29.	Benefits of This Agreement	34

i

TABLE OF CONTENTS

(continued)

			Page

Section	30.	Severability	34

Section	31.	Governing Law	34

Section	32.	Counterparts	35

Section	33.	Descriptive Headings	35

Section	34.	Administration	35

Section	35.	Force Majeure	35

Section	36.	REIT Status	35

Exhibit A	-	Form of Articles Supplementary
Exhibit B	-	Form of Right Certificate
Exhibit C	-	Summary of Rights to Purchase Preferred Shares

ii

RIGHTS AGREEMENT

This Rights Agreement (this “Agreement”), dated as of March 17, 2015, is made between The Macerich Company, a Maryland corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”).

The Board of Directors of the Company (the “Board of Directors”) has (a) adopted resolutions classifying and designating 200,000 shares of preferred stock, par value $0.01 per share, of the Company as shares of “Series E Preferred Stock,” (b) authorized and declared a dividend of one preferred share purchase right (a “Right”) for and on each Common Share (as defined below) of the Company outstanding on the Close of Business (as defined below) on March 30, 2015 (the “Record Date”) and (c) authorized the issuance of one Right (subject to adjustment) with respect to (A) each additional Common Share issued by the Company between the Record Date and the earliest of (i) the Close of Business on the Distribution Date, (ii) the Close of Business on the Redemption Date or (iii) the Close of Business on the Final Expiration Date (as all are defined below), and (B) additional Common Shares that shall become outstanding after the Distribution Date as provided in Section 22 of this Agreement, each Right initially representing the right to purchase one one-thousandth (subject to adjustment) of a Preferred Share (as defined below), subject to adjustment, upon the terms and subject to the conditions below.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties agree as follows:

1.             Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

1.1          “Acquiring Person” means any Person (other than an Exempt Person) who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Shares for or pursuant to the terms of any such employee benefit plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company, (v) the trustee or any beneficiaries of the trust created pursuant to subparagraph (b)(1) of Article EIGHTH of the Charter in respect of the Excess Stock, (vi) any Person who has been permitted by the Board of Directors (or a committee thereof) to Beneficially Own 10% or more of the Common Shares of the Company then outstanding by means of a written waiver or agreement, provided, that (x) such Person does not Beneficially Own Common Shares above such permitted percentage and complies in all material respects with the terms and the conditions of such waiver or agreement, and (y) such waiver or agreement remains in full force and effect, and (vii) any Person who or which, at the Close of Business on the Record Date, is a Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, other than a Person who or which is not an Affiliate or Associate of the Beneficial Owner on the Record Date and who or which subsequently becomes an Affiliate or Associate of such Beneficial Owner without the prior written approval of the Board of Directors (a “Grandfathered Stockholder”); provided, however, that if a Grandfathered Stockholder becomes, after the Record Date, the Beneficial Owner of any additional Common Shares (in the case of any Person in clause (vi), any additional Common Shares above the percentage permitted by the Board of Directors (or a committee thereof)) (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person) at any time such that the Grandfathered Stockholder is or thereby becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding (or such other percentage as would otherwise result in such Person becoming an Acquiring Person), then such Grandfathered Stockholder shall be deemed an Acquiring Person; provided, further, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 10%, such Grandfathered Stockholder shall no longer be considered a Grandfathered Stockholder and this clause (vii) shall have no further force or effect with respect to such Grandfathered Stockholder; and provided, further, that for the purposes of calculating an Acquiring Person’s Beneficial Ownership percentage, Common Shares that such Acquiring Person, its Affiliate(s) or Associate(s) acquire(s) or attempt(s) to acquire in violation of Article EIGHTH of the Charter, even if converted into Excess Stock or transferred to a trust, shall be included in the numerator for purposes of such calculation and deemed as Beneficially Owned by such Acquiring Person or its Affiliate(s) or Associate(s).

Notwithstanding the foregoing, no Person shall become an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of Common Shares Beneficially Owned by such Person to 10% or more of the then outstanding Common Shares of the Company (or such other percentage as would otherwise result in such Person becoming an Acquiring Person); provided, however, that if a Person would, but for the provisions of this paragraph, become an Acquiring Person by reason of an acquisition of Common Shares by the Company and shall, after such share acquisition by the Company, become the Beneficial Owner of any additional Common Shares of the Company at any time such that the Person is or thereby becomes the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding (or such other percentage as would otherwise result in such Person becoming an Acquiring Person) (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person shall be deemed to be an Acquiring Person.

Notwithstanding the foregoing paragraphs of this Section 1.1, if the Board of Directors (or a committee thereof) determines that a Person who would otherwise be an Acquiring Person, has become such inadvertently (including, without limitation, because (A) such Person establishes that it was unaware that it Beneficially Owned that number of Common Shares that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person establishes that it was aware of the extent of its Beneficial Ownership of Common Shares but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of obtaining, changing or influencing control of the Company, and such Person divests as promptly as practicable (as determined by the Board of Directors (or a committee thereof)) a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to have become an Acquiring Person for any purpose of this Agreement.  Notwithstanding the foregoing, if a bona fide swaps or derivatives dealer who would otherwise be an “Acquiring Person” has become such as a result of its actions in the ordinary course of its business that the Board of Directors (or a committee thereof) determines, in its sole discretion, were taken without the intent or effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the management or policies of the Company, then, and unless and until the Board of Directors shall otherwise determine, such Person shall not be deemed to be an “Acquiring Person” for any purpose of this Agreement.

1.2          A Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert or in parallel with such other Person, or towards a common goal with such other Person, relating to (i) acquiring, holding, voting or disposing of voting securities of the Company or (ii) changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where (x) each Person knows of the other Person’s conduct or intent and this knowledge is an element in their decision-making processes and (y) at least one additional factor supports a determination by the Board of Directors that such Persons intended to act in concert or in parallel, which such additional factor may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel. A Person who is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third Person who is also Acting in Concert with such other Person. Notwithstanding the foregoing, no Person shall be deemed to be Acting in Concert with another Person solely as a result of (i) making or receiving a solicitation of, or granting or receiving, revocable proxies or consents given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by means of a proxy or solicitation statement filed on Schedule 14A, or (ii) soliciting or being solicited for, or tendering or receiving tenders of securities in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO.

1.3          “Affiliate” shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

1.4          “Associate” shall mean, when used to indicate a relationship with any Person, (i) any corporation or organization (other than the registrant or a majority-owned subsidiary of the Person) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of fifteen percent (15%) or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse or such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Person or any of its parents or subsidiaries.

1.5          A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “beneficial ownership” of and shall be deemed to “beneficially own” any securities:

1.5.1       which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act;

1.5.2       which such Person or any of such Person’s Affiliates or Associates has (i) the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, (w) securities tendered pursuant to a tender or exchange offer made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (x) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, (y) securities issuable upon the exercise of Rights from and after the time that any other Person becomes an Acquiring Person if such Rights were acquired by such first Person or any of such first Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3.1 or Section 22 hereof (“Original Rights”) or pursuant to Section 11.9 or Section 11.14 with respect to an adjustment to Original Rights, or (z) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board of Directors prior to such Person’s becoming an Acquiring Person; or (ii) the right to vote pursuant to any agreement, arrangement or understanding; provided, further, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (B) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

1.5.3       which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such first Person or any of such first Person’s Affiliates or Associates or any other Person (or any Affiliate or Associate of such other Person) with whom such first Person (or any Affiliates or Associates of such first Person) is Acting in Concert, has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (ii) of Section 1.5.2) or disposing of any voting securities of the Company; and

1.5.4       which are the subject of, or the reference securities for, or that underlie, any Derivative Interest of such Person or any of such Person’s Affiliates or Associates, with the number of Common Shares deemed Beneficially Owned being the notional or other number of

Common Shares specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of Common Shares is specified in such documentation, as determined by the Board of Directors to be the number of Common Shares to which the Derivative Interest relates;

provided, that a Unitholder shall not be deemed the Beneficial Owner of, or to beneficially own, securities which may be issued to such Unitholder in exchange for such Unitholder’s Partnership Units pursuant to the terms and conditions of the Macerich Partnership Agreement or MACWH Partnership Agreement, as applicable, unless such Unitholder actually receives the securities in exchange therefor;

Notwithstanding anything in this definition of Beneficial Owner to the contrary, the phrase “then outstanding,” when used with reference to a Person’s beneficial ownership of securities of the Company, means the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder, but the number of securities not outstanding that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding securities beneficially owned by any other Person (unless such other Person is also deemed to beneficially own for purposes of this Agreement such securities not outstanding).

1.6                  “Board of Directors” has the meaning set forth in the second introductory paragraph of this Agreement.

1.7                  “Book Entry” shall mean an uncertificated Common Share registered in book entry form by notation in accounts reflecting the ownership of such Common Shares.

1.8          “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of New York and New Jersey are authorized or obligated by law or executive order to close.

1.9          “Bylaws” means the Company’s Amended and Restated Bylaws, dated as of January 29, 2014, as amended or restated.

1.10        “Charter” means the charter of the Company.

1.11        “Close of Business” on any given date means 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day, it means 5:00 p.m., New York time, on the next succeeding Business Day.

1.12        “Common Shares” when used with reference to the Company or without reference means the shares of common stock, par value $0.01 per share, of the Company. “Common Shares” when used with reference to any Person other than the Company means the capital stock (or, in the case of any entity other than a corporation, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

1.13        “Common Stock Equivalents” has the meaning set forth in Section 11.1.3(ii)(C).

1.14        “Company” has the meaning set forth in the introductory paragraph of this Agreement.

1.15        “Conversion Factor” has the meaning ascribed to it in the Macerich Partnership Agreement or MACWH Partnership Agreement, as applicable.

1.16        “Current Per Share Market Price” has the meaning set forth in Sections 11.4.1 and 11.4.2.

1.17        “Current Value” has the meaning set forth in Section 11.1.3(i)(A).

1.18        “Derivative Interest” shall mean any derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of the underlying equity increases, including, but not limited to, a long convertible security, a long call option and a short put option position, in each case, regardless of whether (x) such interest conveys any voting rights in such security, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) transactions hedge the economic effect of such interest.

1.19        “Distribution Date” has the meaning set forth in Section 3.1.

1.20        “Earning Power” has the meaning set forth in Section 13.4.

1.21        “Equivalent Preferred Shares” has the meaning set forth in Section 11.2.

1.22        “Excess Stock” shall mean stock issued pursuant to subparagraph (a)(3) of Article EIGHTH of the Charter, which stock shall have such preferences, rights, powers, restrictions, limitations and other terms as specified in paragraph (b) of Article EIGHTH of the Charter.

1.23        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.24        “Exchange Property” has the meaning set forth in Section 24.6.

1.25        “Exchange Ratio” has the meaning set forth in Section 24.1.

1.26        “Exchange Recipients” has the meaning set forth in Section 24.6.

1.27        “Exempt Person” shall mean any Person that the Board of Directors (or a committee thereof) determines is exempt from this Agreement; provided that such determination is made, and no Person shall qualify as an Exempt Person unless such determination is made, prior to such time as any Person becomes an Acquiring Person; provided further that any Person will cease to be an Exempt Person if the Board of Directors (or a committee thereof) makes a contrary determination with respect to such Person.

1.28        “Final Expiration Date” means the date upon which the Rights expire, which is the date that the votes of the Company’s stockholders, with respect to the Company’s 2016 annual meeting of stockholders, are  certified, unless the Rights are previously redeemed, exchanged or terminated.  The Rights Agent will not be deemed to have any knowledge of the Final Expiration Date unless and until it has been notified that the Final Expiration Date has occurred.

1.29        “Macerich Partnership” means The Macerich Partnership, L.P., a Delaware limited partnership.

1.30        “Macerich Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of The Macerich Partnership, L.P., dated as of March 16, 1994, as amended or restated.

1.31        “MACWH Partnership” means MACWH, LP, a Delaware limited partnership.

1.32        “MACWH Partnership Agreement” means the 2005 Amended and Restated Agreement of Limited Partnership of MACWH, LP, dated as of April 25, 2005, by and among MACWPI Corp., formerly known as Wilmorite Properties, Inc., as the general partner of MACWH, LP, formerly known as Wilmorite Holdings, L.P., and the limited partners parties thereto, as amended or restated.

1.33        “MGCL” means the Maryland General Corporation Law.

1.34        “NYSE” means the New York Stock Exchange.

1.35        “Partnership Unit” has the meaning set forth in Section 3.4 hereof.

1.36        “Partnership Unit Redemption Rights” means the rights that a Unitholder has to require the Macerich Partnership or MACWH Partnership, as applicable, to redeem from time to time part or all of such Unitholder’s Partnership Units for such consideration as set forth in the Macerich Partnership Agreement or the MACWH Partnership Agreement, as applicable.

1.37        “Person” means any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

1.38        “Preferred Shares” means shares of Series E Preferred Stock, par value $0.01 per share, of the Company having such rights and preferences as are set forth in the form of Articles Supplementary set forth as Exhibit A hereto, as the same may be amended from time to time.

1.39        “Purchase Price” has the meaning set forth in Section 7.2.

1.40        “Record Date” has the meaning set forth in the second introductory paragraph of this Agreement.

1.41        “Redemption Date” has the meaning set forth in Section 23.2.

1.42        “Redemption Price” has the meaning set forth in Section 23.2.

1.43        “Right” has the meaning set forth in the second introductory paragraph of this Agreement.

1.44        “Right Certificate” means a certificate representing a Right in substantially the form of Exhibit B hereto.

1.45        “Rights Agent” has the meaning set forth in the introductory paragraph of this Agreement.

1.46        “Share Consideration” means the “Share Purchase Price” as defined in the Macerich Partnership Agreement or the “REIT Shares Amount” as defined in the MACWH Partnership Agreement, as applicable.

1.47        “Spread” has the meaning set forth in Section 11.1.3(i).

1.48        “Stock Acquisition Date” means the earlier of (i) the date of the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or (ii) the date that a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

1.49        “Subsidiary” of any Person means any corporation or other entity of which securities or other ownership interest having ordinary voting power sufficient to elect a majority of the board of directors or other person or body performing similar functions are beneficially owned, directly or indirectly, by such Person and any corporation or other entity that is otherwise controlled by such Person.

1.50        “Substitution Period” has the meaning set forth in Section 11.1.3.

1.51        “Summary of Rights” means the Summary of Rights to Purchase Preferred Shares in substantially the form of Exhibit C hereto.

1.52        “Trading Day” means a day on which the principal national securities exchange on which a security is listed or admitted to trading is open for the transaction of business or, if a security is not listed or admitted to trading on any national securities exchange, a Business Day.

1.53        “Unitholders” has the meaning set forth in Section 3.4 hereof.

2.             Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten calendar days’ prior written notice to the Rights Agent.  In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents under the provisions of this Agreement shall be as the Company shall reasonably determine and the Company shall notify in writing, the Rights Agent and any co-

Rights Agent of such duties.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

3.             Issue of Right Certificates.

3.1          Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date (or, in the event the Board of Directors determines on or before such tenth Business Day to effect an exchange in accordance with Section 24 and determines in accordance with Section 24.6 that a later date is advisable, such later date that is not more than twenty days after the Stock Acquisition Date) or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Shares for or pursuant to the terms of any such benefit plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company) of, or of the first public announcement of the intention of any Person (other than any of the Persons referred to in the preceding parenthetical) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; such date being herein referred to as the “Distribution Date”, provided, however, that the Distribution Date shall in no event be prior to the Record Date), (x) the Rights will be represented (subject to the provisions of Section 3.2) by the certificates for Common Shares registered in the names of the holders thereof and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, and, at the request of the Company, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if so requested and provided with all necessary information and documents, will, at the expense of the Company, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto, representing one Right for each Common Share so held, subject to adjustment as provided herein. As of the Distribution Date, the Rights will be represented solely by such Right Certificates.  The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date. Until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

3.2          After the Record Date and before the Expiration Date, the Company will (directly or, at the expense of the Company, through the Rights Agent or its transfer agent if the Rights Agent or transfer agent is so directed by the Company and provided with all necessary information and documents) make available a copy of the Summary of Rights to any Rights holder who so requests.  With respect to certificates representing Common Shares (or Book Entry Common Shares) outstanding as of the Record Date, until the Distribution Date, the Rights will be represented by such certificates registered in the names of the holders thereof together with the Summary of Rights.  Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate representing Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.  With respect to Book Entry Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights shall be evidenced by the balances indicated in the Book Entry account system of the transfer agent for the Common Shares.  Until the earlier of the Distribution Date and the Expiration Date, the transfer of any Common Shares outstanding on the Record Date (whether represented by certificates or evidenced by the balances indicated in the Book Entry account system of the transfer agent for Common Shares, and, in either case, regardless of whether a copy of the Summary of Rights is submitted with the surrender or request for transfer) shall also constitute the transfer of the Rights associated with such Common Shares.

3.3          Certificates for Common Shares which are issued (including, without limitation, reacquired Common Shares referred to in this Section 3.3) after the Record Date but prior to the earliest of (i) the Close of Business on the Distribution Date, (ii) the Redemption Date or (iii) the Close of Business on the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them, in addition to any legend required by the MGCL, Charter or Bylaws, a legend in substantially the following form:

This certificate also represents and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between The Macerich Company and Computershare Trust Company, N.A., as Rights Agent (or any successor Rights Agent), dated as of March 17, 2015, as it may from time to time be amended or supplemented pursuant to its terms (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Macerich Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be represented by separate certificates and will no longer be represented by this certificate. The Macerich Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights that are or were acquired or beneficially owned by an Acquiring Person (as defined in the Rights Agreement) will become null and void and will no longer be transferable.

If the Company purchases or acquires any Common Shares after the Record Date but prior to the Close of Business on the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

Unless otherwise provided in Section 11.1.2, the Rights shall continue to be attached to shares of Excess Stock issued in exchange for shares of Common Stock pursuant to Article EIGHTH of the Charter to the same extent as such Rights were attached to the shares of Common Stock so exchanged.

With respect to Common Shares in Book Entry form for which there has been sent a confirmation or account statement containing the foregoing legend, until the earliest of the Distribution Date and the Expiration Date, the Rights associated with the Common Shares shall be represented by such Common Shares alone and registered holders of Common Shares shall also be the registered holders of the associated Rights, and the transfer of any such Common Shares shall also constitute the transfer of the Rights associated with such Common Shares.

Notwithstanding this Section 3.3, neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

3.4          Prior to the Distribution Date, holders (other than the Company) of partnership units (“Partnership Units”) of the Macerich Partnership and MACWH Partnership (“Unitholders”) shall not be deemed as holding any Rights solely by reason of such Unitholders holding any Partnership Unit.  On the Distribution Date, proper provision shall be made by the Company in order to provide each Unitholder with such number of Rights, represented by Right Certificates, as would be issued to such Unitholder as if (i) such Unitholder had exercised its Partnership Unit Redemption Rights with respect to all such Unitholder’s Partnership Units immediately prior to the Distribution Date and (ii) the Company had elected to satisfy the Partnership Unit Redemption Rights by paying such Unitholder the Share Consideration (rather than in cash consideration) (applying a Conversion Factor unaffected by the issuance, exercise or exchange of any Rights) immediately prior to the Distribution Date pursuant to the terms and conditions of the Partnership Agreement.  Such Unitholders shall thereafter have all of the rights, privileges, benefits and obligations with respect to such Rights as are provided for herein with respect to holders of Common Shares.

4.             Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as set forth on Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the other provisions of this Agreement, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the Purchase Price, but the amount and type of securities purchasable upon exercise and the Purchase Price shall be subject to adjustment as provided herein.

5.             Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by any person authorized by the MGCL, the Charter or the Bylaws to execute certificates representing Common Shares, either manually or by facsimile signature; and shall be attested by the Secretary or any Assistant Secretary of the Company or the Treasurer or any Assistant Treasurer of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned, either manually or by facsimile. If any officer of the Company who shall have executed or attested any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates nevertheless may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be executed or attested on behalf of the Company by any Person who, at the actual date of the execution or attestation of such Right Certificate, is a proper officer of the Company to execute or attest such Right Certificate, even if at the date of the execution of this Agreement such Person was not such an officer.

Following the Distribution Date, and receipt by the Rights Agent of written notice to that effect and other relevant and necessary information referred to in Section 3.1, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration of the transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights represented on its face by each of the Right Certificates, and the date of issuance of each of the Right Certificates.

6.             Transfer, Split-up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

6.1        Subject to the provisions of Section 14, at any time after the Close of Business on the Distribution Date, and prior to the earlier of the Redemption Date or the Close of Business on the Final Expiration Date, any Right Certificate (other than a Right Certificate representing Rights that have become null and void pursuant to Section 11.1.2 or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right Certificate, entitling the registered holder to purchase a like number of Preferred Shares as the Right Certificate surrendered theretofore entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient for any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates.  If and to the extent the Company does require payment of any such taxes or charges, the Company shall give the Rights Agent written notice thereof and the Rights Agent shall not deliver any Rights Certificate unless and until the Rights Agent is satisfied that such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company specifies by written notice.  The Rights Agent shall have no duty or obligation to take any action with respect to a Rights holder under any Section of this Agreement which requires the payment by such Rights holder of applicable taxes and/or charges unless and until the Rights Agent is satisfied that such taxes and/or charges have been paid.

6.2        Subject to the provisions of Section 14, at any time after the Close of Business on the Distribution Date, and prior to the earlier of the Redemption Date or the Close of Business on the Final Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s or Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and, in case of mutilation, upon surrender to the Rights Agent and cancellation of the Right Certificate, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

7.             Exercise of Rights; Purchase Price; Expiration Date of Rights.

7.1          Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate (other than a holder whose Rights have become null and void pursuant to Section 11.1.2 or have been exchanged pursuant to Section 24) may, subject to Section 11.1.2 and except as otherwise provided herein, exercise the Rights represented thereby, in whole or in part, at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at its office designated for such purpose, together with payment of the Purchase Price for each one one-thousandth of a Preferred Share represented by a Right that is exercised and an amount equal to any applicable tax or charge required to be paid pursuant to Section 9.3, prior to the time (the “Expiration Date”) that is the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the time at which the Rights are redeemed pursuant to Section 23, (iii) the time at which the Rights are exchanged pursuant to Section 24 or (iv) the Closing of any merger or other acquisition transaction involving the Company pursuant to an agreement described in Section 13.3 at which time the Rights are terminated.

7.2          The purchase price to be paid upon the exercise of each Right to purchase one one-thousandth of a Preferred Share represented by a Right shall initially be $275.00 (the “Purchase Price”) and shall be payable in lawful money of the United States of America in accordance with Section 7.3. Each Right shall initially entitle the holder to acquire one one-thousandth of a Preferred Share upon exercise of the Right. The Purchase Price and the number of Preferred Shares or other securities for which a Right is exercisable shall be subject to adjustment from time to time as provided in Sections 11 and 13.

7.3          Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the Purchase Price for the number of Rights exercised and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9.3 by cash, certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from any depositary agent for the Preferred Shares depositary receipts representing such number of Preferred Shares as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request; (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Preferred Shares in accordance with Section 14; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when necessary to comply with this Agreement, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

7.4          Except as otherwise provided herein, if the registered holder of any Right Certificate shall exercise less than all the Rights represented thereby, a new Right Certificate representing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14.

7.5          Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights as set forth in Section 6 or this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company and the Rights Agent shall reasonably request.

8.             Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate representing Rights purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

9.             Status and Availability of Preferred Shares.

9.1          The Company shall cause to be reserved and kept available, out of its authorized and unissued Preferred Shares, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

9.2          The Company shall take all such action as may be necessary to ensure that all Preferred Shares (or other securities of the Company) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the

Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

9.3          The Company shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or the issuance and delivery of any certificates or depository receipts or entries in the Book Entry account system of the transfer agent for any Preferred Shares (or other securities of the Company) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charges which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares (or other securities of the Company) in a name other than that of, the registered holder of the Right Certificate representing Rights surrendered for exercise, and shall not be required to issue or deliver any certificates or depositary receipts for Preferred Shares (or other securities of the Company) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or Rights Agent’s reasonable satisfaction that no such tax or charge is due.

10.          Preferred Shares Record Date. Each Person in whose name any certificate or entry in the Book Entry account system of the transfer agent for the Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or other securities of the Company) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate representing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes and charges) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open.  Prior to the exercise of the Rights represented thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11.          Adjustment of Purchase Price, Number of Shares or Number of Rights.

11.1        General.

11.1.1     In the event the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare a dividend on the Preferred Shares payable in Preferred Shares, (ii) subdivide the outstanding Preferred Shares, (iii) combine the outstanding Preferred Shares into a smaller number of Preferred Shares or (iv) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11.1, the number and kind of shares of capital stock issuable upon the exercise of a Rights as of the record date for such dividend or the effective date or such subdivision, combination or reclassification, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

11.1.2     Subject to the second paragraph of this Section 11.1.2 and to Section 24, promptly after a Person becomes an Acquiring Person (other than pursuant to any transaction set forth in Section 13.1), each holder of a Right shall thereafter have a right to receive, upon exercise of each Right to purchase one one-thousandth of a Preferred Share at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of the Company as shall equal the result obtained by dividing the current Purchase Price by 50% of the then Current Per Share Market Price of the Company’s Common Shares (determined pursuant to Section 11.4) on the date on which a Person becomes an Acquiring Person.

After a Person becomes an Acquiring Person, any Rights that are or were acquired or Beneficially Owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (y) a transferee of any Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee of such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) after the Person becomes an Acquiring Person or (z) a transferee of any Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee of such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) prior to or concurrently with the time when the Person becomes an Acquiring Person pursuant to either (I) a transfer (whether or not for consideration) from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights, (II) a transfer which is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees, either direct transferees or transferees through one or more intermediate transferees, of such Persons or (III) a transfer pursuant to Article EIGHTH of the Charter to a trust, shall be null and void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights that are or have become null and void pursuant to the preceding sentence. No Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to this Section 11.1.2 or to any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate. Any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence, or to any Associate or Affiliate thereof, shall be canceled.

11.1.3     If there are not sufficient authorized but unissued Common Shares to permit the exercise in full of the Rights in accordance with Section 11.1.2, or should the Board of Directors so elect, the Company shall with respect to such deficiency, to the extent permitted by applicable law and any material agreements to which the Company is a party, (i) determine the excess (the “Spread”) of (A) the value of the Common Shares issuable upon the exercise of a

Right as provided in Section 11.1.2 (the “Current Value”) over (B) the Purchase Price, and (ii) with respect to each Right (other than Rights which have become null and void pursuant to Section 11.1.2), make adequate provision to substitute for such Common Shares, upon payment of the applicable Purchase Price, any one or more of the following having an aggregate value determined by the Board of Directors to be equal to the Current Value: (A) cash, (B) a reduction in the Purchase Price, (C) Common Shares or other equity securities of the Company (including, without limitation, shares, or fractions of shares, of preferred stock which the Board of Directors has determined to have the same value as Common Shares (“Common Stock Equivalents”)), (D) debt securities of the Company, or (E) other assets; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (ii) above within thirty days following the date on which a Person becomes an Acquiring Person, then the Company shall be obligated to deliver, to the extent permitted by law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and cash shall have an aggregate value equal to the Spread.

If the Board of Directors shall determine that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty-day period set forth above may be extended to the extent necessary, but not more than ninety days after the date on which a Person becomes an Acquiring Person, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”). If the Company determines that action need be taken pursuant to this Section 11.1.3, the Company (x) shall provide, subject to Section 7.5 and the last paragraph of Section 11.1.2, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares, decide the appropriate form of distribution to be made and determine the value thereof. If the exercisability of the Rights is suspended pursuant to this Section 11.1.3, the Company shall make a public announcement, and shall deliver to the Rights Agent a statement that the exercisability of the Rights has been temporarily suspended. When the suspension is no longer in effect, the Company shall make another public announcement and deliver to the Rights Agent a statement so stating. For purposes of this Section 11.1.3, the value of the Common Shares shall be the Current Per Share Market Price (as determined pursuant to Section 11.4.1) of the Common Shares as of the date on which a Person becomes an Acquiring Person, and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Shares on such date.

11.2        If the Board of Directors fixes a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within forty-five calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges and preferences as the Preferred Shares (“Equivalent Preferred Shares”)) or securities convertible into Preferred Shares or Equivalent Preferred Shares at a price per Preferred Share or Equivalent Preferred Share (or having a conversion price per share, if a security convertible into Preferred Shares or Equivalent Preferred Shares) less than the then Current Per Share Market Price of the Preferred Shares (as defined in Section 11.4.2) on such record date, the Purchase Price to be in effect after such record date shall be adjusted by multiplying the Purchase Price in effect immediately prior to such record date by a fraction,

(i) the numerator of which shall be (A) the number of Preferred Shares outstanding on such record date plus (B) the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares or Equivalent Preferred Shares to be offered (or the aggregate initial conversion price of the convertible securities to be offered) would purchase at such Current Per Share Market Price and (ii) the denominator of which shall be (A) the number of Preferred Shares outstanding on such record date plus (B) the number of additional Preferred Shares or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the Preferred Shares issuable upon exercise of one Right.  If such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed. If such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

11.3        If the Board of Directors fixes a record date for the making of a distribution to all holders of the Preferred Shares (including any distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11.2), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, (i) the numerator of which shall be the then Current Per Share Market Price of the Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to one Preferred Share and (ii) the denominator of which shall be the then Current Per Share Market Price of the Preferred Shares; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the Preferred Shares to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed.  If such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

11.4        Current Per Share Market Price.

11.4.1     Except as otherwise provided herein, for the purpose of any computation hereunder, the “Current Per Share Market Price” of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for the thirty consecutive Trading Days immediately prior to but not including such date; provided, however, that if the Current Per Share Market Price of the security is determined during a period (i) following the announcement by the issuer of such security of (A) a dividend or distribution on such security payable in shares of such security or other securities convertible into such shares, or (B) any subdivision, combination or reclassification of such security, and (ii) prior to the expiration of thirty Trading Days after (but not including) the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to reflect the current market price per share equivalent of such security. The closing price for each day shall be the last sale price or, if no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported by the NYSE, or, if on any such date the security is not quoted by the NYSE, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board of Directors.

11.4.2     For the purpose of any computation hereunder, the “Current Per Share Market Price” of the Preferred Shares, if the Preferred Shares are publicly traded, shall be determined in accordance with the method set forth in Section 11.4.1. If the Preferred Shares are not publicly traded, the “Current Per Share Market Price” of the Preferred Shares shall be conclusively deemed to be the Current Per Share Market Price of the Common Shares as determined pursuant to Section 11.4.1 (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof) multiplied by one thousand. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, “Current Per Share Market Price” means the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent.

11.5        No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-millionth of a Preferred Share or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11.5, any adjustment required by this Section 11 shall be made no later than three years from the date of the transaction which requires such adjustment.

11.6        If, as a result of an adjustment made pursuant to Section 11.1, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, the Purchase Price and number of such other shares so receivable upon exercise of any Right shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Sections 11.1 through 11.3, inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Preferred Shares shall apply on like terms to any such other shares.

11.7        All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

11.8        Unless the Company exercises its election as provided in Section 11.9, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11.2 and 11.3, each Right outstanding immediately prior to the making of such adjustment shall thereafter constitute the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one ten-millionth of a Preferred Share) obtained by (i) multiplying the number of one one-thousandths of a Preferred Share into which the Right is exercisable immediately prior to this adjustment by the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

11.9        The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights (with written notice thereof to the Rights Agent), indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. The record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if the Right Certificates have been distributed, shall be at least ten days after the date of the public announcement. If Right Certificates have been distributed, upon each adjustment of the number of Rights pursuant to this Section 11.9, the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights on such record date Right Certificates representing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Right Certificates representing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Rights on the record date specified in the public announcement.

11.10      Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

11.11      Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the fraction of Preferred Shares or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Shares or other such shares at such adjusted Purchase Price.

11.12      If this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may defer, until the occurrence of such event, issuing to the holder of any Right exercised after such record date Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring adjustment.

11.13      Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors, in its sole discretion, may determine to be advisable in order that any (i) combination or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Current Per Share Market Price, (iii) issuance wholly for cash or Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares, or (v) issuance of any rights, options or warrants referred to in Section 11.2 made by the Company after the date of this Agreement to holders of its Preferred Shares shall not be taxable to such stockholders.

11.14      If, at any time after the date of this Agreement and prior to the Distribution Date, the Company (i) declares or pays any dividend on the Common Shares payable in Common Shares or (ii) effects a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise other than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (i) the number of one one-thousandths of a Preferred Share purchasable after such event upon exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (ii) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11.14 shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

12.          Certificate of Adjustment. Whenever an adjustment is made as provided in Sections 11 or 13, the Company shall promptly (i) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate, and (iii) if such adjustment occurs following a Distribution Date, mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25.  Notwithstanding the foregoing sentence, the failure of the Company to make such a certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment, nor shall the Rights Agent be deemed to have knowledge of such an adjustment, unless and until it shall have received such certificate.

13.          Consolidation, Merger, Sale or Transfer of Assets or Earning Power.

13.1        If, at any time after a Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other Person; (ii) any Person consolidates with the Company, or merges with and into the Company, and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares are or will be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or (iii) the Company sells or otherwise transfers (or one or more of its Subsidiaries sell or otherwise transfer), in one or more transactions, assets or Earning Power aggregating 50% or more of the assets or Earning Power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly owned Subsidiaries, then proper provision shall be made so that (A) each holder of a Right (except for Rights which have become null and void as provided herein) shall thereafter have the right to receive, upon the exercise of each Right to purchase one one-thousandth of a Preferred Share represented by a Right, at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) equal to the result obtained by dividing the then current Purchase Price by 50% of the then Current Per Share Market Price of the Common Shares of such other Person (determined pursuant to Section 11.4.1 hereof) on the date of consummation of such consolidation, merger, sale or transfer; (B) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such issuer; and (D) such issuer shall take steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock in accordance with Section 9.1) in connection with such consummation as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the common stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such issuer, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13.1, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned Common Shares of the issuer receivable upon the exercise of a Right pursuant to this Section 13.1, and such issuer shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

13.2        The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for such issuer’s compliance with this Section 13. The Company shall not enter into any transaction of the kind referred to in this Section 13 if, at the time of such transaction, there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall apply to successive mergers or consolidations or sales or other transfers.

13.3        Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Affiliates or Associates) which agreement has been approved by the Board of Directors prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7.1.

13.4        For purposes hereof, the “Earning Power” of the Company and its Subsidiaries shall be determined in good faith by the Company’s Board of Directors on the basis of the operating earnings of each business operated by the Company and its Subsidiaries during the three fiscal years preceding the date of such determination (or, in the case of any business not operated by the Company or any Subsidiary during three full fiscal years preceding such date, during the period such business was operated by the Company or any Subsidiary).

14.          Fractional Rights and Fractional Shares.

14.1        The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11.14) or to distribute Right Certificates which represent fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14.1, the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.

14.2        The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which represent fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-thousandth of a Preferred Share may, at the election of the Company, be represented by depositary receipts, pursuant to an agreement between the Company and a depositary selected by the Company; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company shall pay to each registered holder of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share as the fraction of one Preferred Share that such holder would otherwise receive upon the exercise of the aggregate number of Rights exercised by such holder. For the purposes of this Section 14.2, the current market value of a Preferred Share shall be the closing price (as described in Section 14.3) of a Preferred Share for the Trading Day immediately prior to the date of such exercise or exchange.

14.3        The closing price for any day shall be the last quoted price or, if not so quoted, the average of the high bid and low asked prices as reported by the NYSE, or if on any such date the Rights or Preferred Shares, as applicable, are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights or Preferred Shares, as applicable, selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights or Preferred Shares, as applicable, the fair value of the Rights or Preferred Shares, as applicable, on such date as determined by the Board of Directors shall be used.

14.4        The holder of a Right by the acceptance of the Right expressly waives any right to receive fractional Rights or fractional shares upon exercise of a Right (except as provided in this Section 14).

14.5        Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

15.          Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18, are vested in (i) the respective registered holders of the Rights, (ii) if prior to the Distribution Date, the registered holders of the Common Shares, and (iii) if on the Distribution Date, the Unitholders. Any (i) registered holder of any Right, (ii) if prior to the Distribution Date, holder of Common Shares, or (iii) if on the Distribution date, Unitholder may, without the consent of the Rights Agent or of (i) the holder of any other Right, (ii) if prior to the Distribution Date, the holder of any other Common Shares or (iii) if on the Distribution Date, any other Unitholders, on such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights represented by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, the holders of Common Shares and the Unitholders, it is specifically acknowledged that such holders of Rights, holders of Common Shares and Unitholders would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against any actual or threatened violation of the obligations of any Person subject to, this Agreement.

16.          Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

16.1        prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

16.2        after the Distribution Date, the Rights are transferable only on the registry books maintained by the Rights Agent if the Rights Certificate representing such Rights is surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

16.3        the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate or Book Entry) is registered as the absolute owner thereof and of the Rights represented thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate Book Entry made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7.5 hereof, shall be affected by any notice to the contrary.

17.          Right Holder Not Deemed a Stockholder. No holder, as such, of any Right shall be entitled to vote or receive dividends, or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company that may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Rights represented by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

18.          Concerning the Rights Agent. The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company shall also indemnify the Rights Agent for, and hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) on the part of the Rights Agent, for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim or liability arising therefrom, directly or indirectly.  The costs and expenses incurred by the Rights Agent in enforcing this right of indemnification shall be paid by the Company.

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Shares, Common Shares, or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.  The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive written notice thereof hereunder, but for which it has not received such written notice, and the Rights Agent shall (subject to the limitations set forth herein) be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such written notice.

19.          Merger or Consolidation or Change of Name of Rights Agent. Any entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the shareholder service business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. If, at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned. If, at that time, any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

If, at any time, the name of the Rights Agent changes and any of the Right Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned. If, at that time, any of the Right Certificates have not been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name. In all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

The provisions of Section 18, this Section 19 and Section 20 below shall survive the termination of this Agreement, the resignation, replacement or removal of the Rights Agent and the exercise, termination and the expiration of the Rights.  In no event shall the Rights Agent be liable for special, punitive, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action; and the Company shall indemnify the Rights Agent and hold it harmless to the fullest extent permitted by law against any loss, liability or expense incurred as a result of third party claims for special, punitive, incidental, indirect or consequential loss or damages of any kind whatsoever.

20.          Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly set forth in this Agreement (and no implied duties or obligations). The Rights Agent shall perform those duties and obligations upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

20.1        The Rights Agent may consult with legal counsel selected by it (who may be outside legal counsel for the Rights Agent or the Company or an employee of the Rights Agent),

and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent will have no liability for or in respect of any action taken, suffered or omitted to be taken by it in the absence of bad faith and in accordance with such advice or opinion.

20.2        Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including the identity of any Acquiring Person and the determination of Current Per Share Market Price) be proved or established by the Company prior to taking, suffering, or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed herein) may be deemed to be conclusively proved and established by a certificate signed by any one of the persons authorized by the MGCL, the Charter or the Bylaws to execute such certificate and delivered to the Rights Agent, and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it, in the absence of bad faith, under the provisions of this Agreement in reliance upon such certificate.

20.3        The Rights Agent shall be liable to the Company and any other Person hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final judgment of a court of competent jurisdiction).  Any liability of the Rights Agent under this Agreement shall be limited to the amount of annual fees paid by the Company to the Rights Agent.

20.4        The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same. All such statements and recitals are and shall be deemed to have been made by the Company only.

20.5        The Rights Agent shall not have any liability for nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights represented by Right Certificates after receipt of a certificate furnished pursuant to Section 12 describing such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or other securities will, when so issued, be validly authorized and issued, fully paid, and non-assessable.

20.6        The Company shall perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

20.7        The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any one of the persons authorized by the MGCL, the Charter or the Bylaws, and to apply to such persons for advice or instructions in connection with its duties. The Rights Agent shall not be liable for any action taken or suffered to be taken by it, in the absence of bad faith, in accordance with instructions of any such officer and such advice or instruction shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken or suffered or omitted to be taken by it by it, in the absence of bad faith, in accordance with advice or instructions of any such officer or for any delay in acting while waiting for those instructions.

20.8        The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company, or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

20.9        The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents. The Rights Agent shall not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, willful misconduct or bad faith (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment of such attorneys or agents.

20.10      No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

20.11      The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

21.          Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Shares and the Preferred Shares by trackable mail (which may include a nationally recognized overnight courier). In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preferred Shares by trackable mail, and, after the Distribution Date, to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers, is subject to supervision or examination by federal or state authority, and has, along with its Affiliates, at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, and the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and, after the Distribution Date, mail a notice in writing to the registered holders of the Rights. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22.          Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Right Certificates to the contrary, the Company may, at its option, issue new Right Certificates representing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the earlier of the Redemption Date and the Close of Business on the Final Expiration Date, the Company may, with respect to Common Shares so issued or sold (i) pursuant to the exercise of stock options; (ii) under any employment plan or arrangement; (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, or (iv) pursuant to a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

23.                               Redemption.

23.1                        The Company may, at its option, upon authorization of the Board of Directors, at any time prior to such time as any Person becomes an Acquiring Person, redeem all, but not less than all, of the then outstanding Rights at a redemption price of $0.001 per one one-thousandths of a Preferred Share represented by a Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Redemption Price”). The redemption of the Rights by the Company may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish.  The Redemption Price shall be payable, at the option of the Company, in cash, Common Shares or such other form of consideration as the Board of Directors shall determine.

23.2                                                Immediately upon the time of the effectiveness of the redemption of the Rights or such earlier time as may be determined by the Board of Directors of the Company in the action ordering such redemption (although not earlier than the time of such action) (the “Redemption Date”), and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten days after action of the Board of Directors authorizing the redemption of the Rights (or such later time as the Board of Directors may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. If the payment of the Redemption Price is not included with such notice, each such notice shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24, other than in connection with the purchase of Common Shares prior to the Distribution Date.

24.                               Exchange.

24.1                        The Company may, at its option, upon authorization of the Board of Directors, at any time after a Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which excludes Rights that have become null and void pursuant to Section 11.1.2) for Common Shares at an exchange ratio of one Common Share per one one-thousandth of a Preferred Share represented by a Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Exchange Ratio”). Notwithstanding the foregoing, to the extent prohibited by Maryland law, the Board of Directors shall not be empowered to authorize such exchange at any time after an Acquiring Person becomes the Beneficial Owner of a majority of the Common Shares then outstanding. From and after the occurrence of an event specified in Section 13.1, any Rights that theretofore have not been exchanged pursuant to this Section 24 shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24. The Board of Directors may provide that the exchange of the Rights by the Company may be made effective at such time, on such basis and with such terms and conditions as the Board of Directors in its sole discretion may establish.

24.2                        Immediately upon effectiveness of the action of the Board of Directors authorizing the exchange of any Rights pursuant to Section 24.1, and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (as well as prompt written notice thereof to the Rights Agent); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11.1.2) held by each holder of Rights.

24.3                        In any exchange pursuant to this Section 24, the Board of Directors may provide, at its option, that the Company may substitute Preferred Shares or Common Stock Equivalents for Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Preferred Share (or an appropriate number of Common Stock Equivalents) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

24.4                        If there shall not be sufficient Common Shares, Preferred Shares or Common Stock Equivalents authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares, Preferred Shares or Common Stock Equivalents for issuance upon exchange of the Rights.

24.5                        The Company shall not be required to issue fractions of Common Shares or to distribute certificates which represent fractional Common Shares. In lieu of issuing fractional Common Shares, the Company may instead pay to the registered holders of the Rights with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current per share market value of a whole Common Share. For the purposes of this Section 24.5, the current per share market value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11.4.1) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

24.6                        Notwithstanding anything in this Section 24 to the contrary, the exchange of the Rights may be made effective at such time, on such basis and with such terms and conditions as the Board of Directors in its sole discretion may establish. Without limiting the preceding sentence, the Board of Directors may (i) in lieu of issuing Common Shares or any other securities contemplated by this Section 24 to the Persons entitled thereto in connection with the exchange (such Persons, the “Exchange Recipients,” and such shares and other securities, together with any dividends or distributions made on such shares or other securities, the “Exchange Property”) issue, transfer or deposit the Exchange Property to or into a trust or other entity that may hold such Exchange Property for the benefit of the Exchange Recipients (provided that such trust or other entity may not be controlled by the Company or any of its Affiliates or Associates and provided further that the trustee or similar fiduciary of the trust or other entity will attempt to distribute the Exchange Property to the Exchange Recipients as promptly as practicable), (ii) permit such trust or other entity to exercise all of the rights that a stockholder of record would possess with respect to any shares deposited in such trust or entity and (iii) impose such procedures as are necessary to verify that the Exchange Recipients are not Acquiring Persons or Affiliates or Associates of Acquiring Persons as of any time periods established by the Board of Directors or such trust or entity. In the event the Board of Directors determines, before the Distribution Date, to effect an exchange, such Board may delay the occurrence of the Distribution Date to such time as such Board deems advisable; provided that the Distribution Date must occur no later than twenty days after the Stock Acquisition Date.

25.                               Notice of Certain Events.

25.1                        If the Company shall after the Distribution Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend); (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares); (iv) to effect any consolidation or merger into or with any other Person, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or Earning Power of the Company and its Subsidiaries (taken as a whole) to any other Person; (v) to effect the liquidation, dissolution or winding up of the Company; or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares, or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Shares or Preferred Shares or both, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least ten days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares or Preferred Shares or both, whichever shall be the earlier.  The failure to give notice required by this Section 25.1 or any defect there in shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

25.2                        The Company shall, as soon as practicable after a Stock Acquisition Date, give to each holder of a Right (or if occurring prior to the Distribution Date, the holders of Common

Shares), in accordance with Section 26, a notice that describes the transaction in which the Person became an Acquiring Person and the consequences of the transaction to holders of Rights under Section 11.1.2.

26.                               Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be in writing and shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, California 90401

Attention: General Counsel

Copy to:

Kirkland & Ellis LLP

601 Lexington Avenue,

New York, New York 10022

Attn: Richard M. Brand

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be in writing and shall be deemed given upon receipt and shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.

250 Royall Street

Canton Massachusetts, 02021

Attention:  Legal Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

27.                               Supplements and Amendments. The Company may from time to time, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any change to or delete any provision hereof or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Affiliates and

Associates).  Without limited the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Section 1.1 to not less than 5% (the Reduced Threshold); provided, further, that no Person who, at the time of the amendment setting a Reduced Threshold,  Beneficially Owns a number of Common Shares equal to or greater than the Reduced Threshold shall become an Acquiring Person unless such Person shall, after the public announcement of the Reduced Threshold, increase its Beneficial Ownership of the then outstanding Common Shares (other than as a result of an acquisition of Common Shares by the Company) to an amount equal to or greater than the greater of (x) the Reduced Threshold or (y) the sum of (i) the lowest Beneficial Ownership of such Person as a percentage of the outstanding Common Shares as of any date on or after the date of the public announcement of such Reduced Threshold plus (ii) .001%.  Any supplement or amendment authorized by this Section 27 will be evidenced by a writing signed by the Company and the Rights Agent.  Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 27, an authorized signatory of the Rights Agent shall execute such supplement or amendment; provided, however, that notwithstanding anything in this Agreement to the contrary, no supplement, modification or amendment that changes the rights, obligation, duties or immunities of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent and the Rights Agent shall have no duty to execute such supplement, amendment or modification.

28.                               Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

29.                               Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person or entity other than the Company, the Rights Agent and the registered holders of the Rights (and, if prior to the Distribution Date, the holders of Common Shares and, if on the Distribution Date, the Unitholders) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights (and, if prior to the Distribution Date, the holders of Common Shares and, if on the Distribution Date, the Unitholders).

30.                               Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, null and void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, that if any such excluded terms, provisions, covenants or restrictions shall materially and adversely affect the rights, immunities, liabilities, duties, responsibilities or obligations of the Rights Agent, the Rights Agent shall be entitled to resign upon ten Business Days’ written notice to the Company.

31.                               Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the state of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the state of New York.

32.                               Counterparts. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

33.                               Descriptive Headings. Descriptive headings of the sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

34.                               Administration. The Board of Directors of the Company shall have the exclusive power and authority to administer and interpret the provisions of this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company or as may be necessary or advisable in the administration of this Agreement. All such actions, calculations, determinations and interpretations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent, holders of the Rights and all other parties and shall not subject the Board of Directors to any liability to the holders of the Rights.  The Rights Agent shall always be entitled to assume that the Board of Directors acted in good faith.

35.                               Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent will not have any liability for not preforming, or a delay in the performance of, any act, duty, obligation or responsibility by reason of any occurrence beyond the reasonable control of the Rights Agent (including, without limitation, any act or provision of any present or future law or regulation or government authority, any act of God, war, civil or military disobedience or disorder, riot, terrorism, fire, earthquake, storm, flood, strike, work stoppage or similar occurrence).

36.                               REIT Status.  Notwithstanding anything in this Agreement to the contrary, no Right shall be exercisable if the exercise or exercisability of such Right would result in the Company failing to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

The Macerich Company

By:	/s/ Arthur M. Coppola
	Name:	Arthur M. Coppola
	Title:	Chairman of the Board of Directors
and Chief Executive Officer

Computershare Trust Company, N.A, as Rights Agent

By:	/s/ Kevin Laurita
	Name:	Kevin Laurita
	Title:	Vice President

EXHIBIT A

FORM

of

THE MACERICH COMPANY

ARTICLES SUPPLEMENTARY

FOR

SERIES E PREFERRED STOCK

(Pursuant to Sections 2-105, 2-201(c) and 2-208 of
the Maryland General Corporation Law)

The Macerich Company, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Under a power contained in Article FIFTH of the charter of the Corporation (the “Charter”), the Board of Directors of the Corporation (the “Board”), by duly adopted resolutions, reclassified and designated two hundred thousand (200,000) authorized but unissued shares of preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”), as shares of Series E Preferred Stock, par value $0.01 per share, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption, which, upon any restatement of the Charter, shall become part of Article FIFTH of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Charter.

Section 1.  Designation and Number.  A series of Preferred Stock, designated as “Series E Preferred Stock” (the “Series E Preferred Stock”), is hereby established.  The total number of authorized shares of Series E Preferred Stock shall be two hundred thousand (200,000).  Such number of shares may be increased or decreased by resolution of the Board of Directors and by the filing of Articles Supplementary in accordance with the Maryland General Corporation Law and the acceptance for record thereof by the State Department of Assessments and Taxation of Maryland; provided, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series E Preferred Stock.

Section 2.  Dividends and Distributions.

(A)                               Subject to the rights of the holders of any shares of any class or series of Preferred Stock (or any other stock of the Corporation) ranking senior to or on a parity with the shares of Series E Preferred Stock with respect to dividends, the holders of shares of Series E Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series E Preferred Stock in respect thereof, shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation out of funds legally available therefor, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series E Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate per share amount of all cash dividends, and 1,000 multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series E Preferred Stock.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)                               The Corporation shall declare a dividend or distribution on the Series E Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(C)                               Dividends due pursuant to paragraph (A) of this Section 2 shall begin to accrue and be cumulative on outstanding shares of Series E Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series E Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights.  The holders of shares of Series E Preferred Stock shall have the following voting rights:

(A)                               Subject to the provision for adjustment hereinafter set forth, each share of Series E Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the holders of shares of Common Stock.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)                               Except as otherwise provided herein, in the terms of any other class or series of Preferred Stock or any similar stock or by law, the holders of shares of Series E Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)                               Except as set forth herein, or as otherwise required by law, holders of Series E Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

(A)                               Whenever one or more quarterly dividends or other dividends or distributions payable on the Series E Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not authorized or declared, on shares of Series E Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)                                     declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock;

(ii)                                  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Preferred Stock, except dividends paid ratably on the Series E Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii)                               redeem or purchase or otherwise acquire for consideration any shares of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series E Preferred Stock.

(B)                               The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.  Reacquired Shares.  All shares of Series E Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall constitute authorized but unissued shares of Preferred Stock, without designation as to class or series.

Section 6.  Liquidation, Dissolution or Winding Up.

(A)                               Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Preferred Stock unless, prior thereto, the holders of shares of Series E Preferred Stock shall have received an amount per share (the “Series E Liquidation Preference”), subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series E Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)                               If there are not sufficient assets available to permit payment in full of the Series E Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series E Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series E Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C)                               Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7.  Consolidation, Merger, Etc.  If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series E Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series E Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  Amendment.  At any time that any shares of Series E Preferred Stock are outstanding, the Charter shall not be amended in any manner, including in a merger, consolidation or otherwise, which would materially and adversely alter, change or repeal the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of redemption of the Series E Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series E Preferred Stock, voting separately as a single class.

Section 9.  Rank.  The Series E Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all other series of Preferred Stock, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

Section 10.  Ownership Restrictions.  The Series E Preferred Stock shall be subject to the restrictions and limitations set forth in Article EIGHTH of the Charter.

Section 11.  Permissible Distributions.  In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Corporation’s total liabilities.

SECOND:  The Series E Preferred Stock has been classified and designated by the Board under the authority contained in the Charter.

THIRD:  These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH:  The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed in its name and on its behalf by its Chairman of the Board of Directors and Chief Executive Officer and attested by its Senior Executive Vice President, Chief Legal Officer and Secretary on this 17th day of March, 2015.

ATTEST:		THE MACERICH COMPANY

/s/ Thomas J. Leanse		By:	/s/ Arthur M. Coppola
Name:	Thomas J. Leanse	Name:	Arthur M. Coppola
Title:	Senior Executive Vice President, Chief Legal Officer and Secretary		Title: Chairman of the Board of Directors and Chief Executive Officer

EXHIBIT B

Form of Right Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER [•] OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATE OR AFFILIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Right Certificate

The Macerich Company,

a Maryland corporation

This certifies that                                                       , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of March 17, 2015, as may be amended from time to time (the “Rights Agreement”), between The Macerich Company, a Maryland corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York time, on [•] at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series E Preferred Stock, par value $0.01 per share (the

“Preferred Shares”), of the Company, at a purchase price of $275.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights represented by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 17, 2015, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a Preferred Share (or other securities or property) which may be purchased upon the exercise of the Rights represented by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

From and after the time at which a person becomes an Acquiring Person (as defined in the Rights Agreement), if the Rights represented by this Right Certificate are or were at any time on or after the earlier of (x) the date of such event or (y) the Distribution Date acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person, such Rights shall become null and void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by this reference and made a part hereof, and to which Rights Agreement reference is made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.  The Company will mail to the holder(s) of this Rights Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date representing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights represented by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, at the Company’s option, the Rights represented by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $0.01 per share, or Preferred Shares.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights represented hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be represented by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights represented by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                         ,           .

Attest:	The Macerich Company

	By:	(Seal)

Countersigned:

Rights Agent

By:
Authorized Signature

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights represented by this Rights Certificate.)

FOR VALUE RECEIVED,                                                                        hereby sells, assigns and transfers unto

(Please print name and address of transferee)

[all] [                      ] of the Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                               , Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Date:
Signature

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

The undersigned hereby certifies that the Rights represented by this Right Certificate are not beneficially owned by and were not acquired by the undersigned from, and are not being assigned to, an Acquiring Person or an Affiliate or Associate thereof and are not issued with respect to notional Common Shares related to a Derivative Interest described in Section 1.3.4 of the definition of Beneficial Owner (as such terms are defined in the Rights Agreement).

Signature

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Right Certificate.)

To The Macerich Company:

The undersigned hereby irrevocably elects to exercise                                Rights represented by this Right Certificate to purchase the Preferred Shares (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares (or other securities or property) be issued in the name of:

Please insert Social Security or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights represented by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert Social Security or other identifying number:

(Please print name and address)

Dated: ,
Signature

(Signature must conform to the holder specified on the Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by an eligible guarantor institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

Form of Reverse Side of Right Certificate — continued

The undersigned hereby certifies that the Rights represented by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from and are not being assigned to, an Acquiring Person or an Affiliate or Associate thereof and are not issued with respect to notional Common Shares related to a Derivative Interest described in Section 1.5.4 of the definition of Beneficial Owner (as such terms are defined in the Rights Agreement).

Signature

NOTICE

The signature in the foregoing Forms of Assignment and Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such assignment or election to purchase will not be honored.

EXHIBIT C

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED SHARES

On March 16, 2015, The Macerich Company, a Maryland corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock, par value $0.01 per share (the “Common Shares”), of the Company outstanding on March 30, 2015 (the “Record Date”) to the holders of record of Common Shares on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series E Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of the Company, at a price of $275.00 per one one-thousandth of a Preferred Share represented by a Right (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of March 17, 2015, as the same may be amended from time to time, between the Company and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent.

Until the earlier of (i) the close of business on the 10th business day following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 10% or more of the outstanding Common Shares (with certain exceptions as described below, an “Acquiring Person”) or when a majority of the Board of Directors becomes aware of the existence of an Acquiring Person (the earlier of such dates, the “Stock Acquisition Date”) (or, in the event an exchange is effected in accordance with Section 24 of the Rights Agreement and the Board of Directors determines that a later date is advisable, then such later date that is not more than 20 days after the Stock Acquisition Date) or (ii) the close of business on the 10th business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding Common Shares (the earlier of such dates, the “Distribution Date”), the Rights will be represented, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

A Person shall not be deemed to be an “Acquiring Person”, among other things, if such Person, on the date of the first public announcement of the adoption of the Rights Agreement, is a Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding, other than a Person who or which is not an Affiliate or Associate of the Beneficial Owner on the Record Date and who or which subsequently becomes an Affiliate or Associate of such Beneficial Owner without the prior written approval of the Board of Directors (a

“Grandfathered Stockholder”); provided, however, that a Person shall not be deemed to be an Acquiring Person if such Person has been permitted by the Board of Directors (or a committee thereof) to Beneficially Own 10% or more of the Common Shares of the Company then outstanding by means of a written waiver or agreement, provided, that (x) such Person does not Beneficially Own Common Shares above such permitted percentage and complies in all material respects with the terms and the conditions of such waiver or agreement and (y) such waiver or agreement remains in full force and effect; provided, further, that if a Grandfathered Stockholder becomes, after the Record Date, the Beneficial Owner of any additional Common Shares (in the case of any Person who has been permitted by the Board of Directors (or a committee thereof) to Beneficially Own 10% or more of the Common Shares of the Company then outstanding by means of a written waiver or agreement, any additional Common Shares above the percentage permitted by the Board of Directors (or a committee thereof)) (other than Common Shares acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person) at any time such that the Grandfathered Stockholder is or thereby becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding (or such other percentage as would otherwise result in such Person becoming an Acquiring Person), then such Grandfathered Stockholder shall be deemed an Acquiring Person; provided, further, that upon the first decrease of a Grandfathered Stockholder’s Beneficial Ownership below 10%, such Grandfathered Stockholder shall no longer be considered a Grandfathered Stockholder; and provided, further, that for the purposes of calculating an Acquiring Person’s Beneficial Ownership percentage, Common Shares that such Acquiring Person, its Affiliate(s) and its Associate(s) acquire(s) or attempt(s) to acquire in violation of Article EIGHTH of the Charter , even if converted into Excess Stock or transferred to a trust, shall be included in the numerator for purposes of such calculation and deemed as Beneficially Owned by such Acquiring Person or its Affiliate(s) or Associate(s). “Beneficial Ownership” shall include any securities such Person or any of such Person’s Affiliates or Associates (i) beneficially owns, directly or indirectly, (ii) has the right to acquire, (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such first Person or any of such first Person’s Affiliates or Associates or any other Person (or any Affiliate or Associate of such other Person) with whom such first Person (or any Affiliates or Associates of such first Person) is Acting in Concert has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (subject to certain limited exceptions) or disposing of any voting securities of the Company, and (iv) which are the subject of, or the reference securities for, or that underlie, any derivative securities (as defined under Rule 16a-1 under the Exchange Act) of such Person or any of such Person’s Affiliates or Associates that increase in value as the value of the underlying equity increases, with the number of Common Shares deemed Beneficially Owned being the notional or other number of Common Shares specified in the documentation evidencing the derivative interest as being subject to be acquired upon the exercise or settlement of the derivative interest or as the basis upon which the value or settlement amount of such derivative interest is to be calculated in whole or in part or, if no such number of Common Shares is specified in such documentation, as determined by the Board of Directors in its sole discretion to be the number of Common Shares to which the derivative interest relates.

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares. As soon as practicable following the Distribution Date, separate certificates representing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will represent the Rights.

On the Distribution Date, proper provision will be made by the Company in order to provide each holder (other than the Company) of partnership units of The Macerich Partnership, L.P. and MACWH, LP, each a Delaware limited partnership (each, a “Partnership”), with such number of Rights, represented by Right Certificates, as would have been issued to such holder as if such holder had exchanged all such holder’s partnership units for Common Shares pursuant to the terms and conditions of the agreement of limited partnership of each Partnership immediately prior to the Distribution Date.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the date that the votes of the Company’s stockholders, with respect to the Company’s 2016 annual meeting of stockholders, are  certified, unless the Rights are previously redeemed, exchanged or terminated.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of Preferred Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled, when, as and if authorized and declared, to a quarterly dividend payment of 1,000 multiplied by the dividend declared per Common Share. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a payment per share equal to 1,000 multiplied by the aggregate payment made per Common Share. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are converted or exchanged, each Preferred Share will be entitled to receive 1,000 multiplied by the amount received per Common Share. These rights are protected by customary antidilution provisions.

Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

From and after the time any person becomes an Acquiring Person, if the Rights are or were at any time on or after the date of such event acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person, such Rights shall become null and void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

If, at any time after the Stock Acquisition Date, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or Earning Power (as defined in the Rights Agreement) are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price for each Right held.

If any Person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its Affiliates and Associates (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the Purchase Price for each Right held. If the Board of Directors so elects, the Company shall deliver upon payment of the Purchase Price of a Right an amount of cash or securities equivalent in value to the Common Shares issuable upon exercise of a Right; provided that, if the Company fails to meet such obligation within 30 days following the date a person becomes an Acquiring Person, the Company must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, Common Shares (to the extent available) and cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a Right and the exercise price then in effect. The Board of Directors may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Common Shares to permit the issuance of Common Shares upon the exercise in full of the Rights.

At any time after any person becomes an Acquiring Person and, to the extent required by Maryland law, prior to the acquisition by any Person or group of a majority of the outstanding Common Shares, the Board of Directors may exchange the Rights (other than Rights owned by such Person or group which have become null and void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be represented by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the time any person or group becomes an Acquiring Person, the Company, upon authorization of the Board of Directors, may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such terms and conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights Agreement may be amended by the Board of Directors without the consent of the holders of the Rights provided that no such amendment may materially and adversely affect the interests of the holders of Rights.  Without limiting the foregoing, the Company may, at any time prior to such time as any Person becomes an Acquiring Person, amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person, but may not lower the threshold below 5% of the outstanding Common Shares.  In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns.  From and after such time as any Person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a holder of the Common Shares for which the Right is exercisable or exchangeable, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K dated March 18, 2015. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.